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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               FASTNET Corporation
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                 (Exact name of registrant specified in Charter)




                       PENNSYLVANIA                           22-2767197
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                      (State or other                       (IRS Employee
                      jurisdiction of                    Identification No.)
                      incorporation)

               Two Courtney Place, Suite 130                    18017
                  Bethlehem, Pennsylvania
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         (Address of principal executive offices)              Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /X/

Securities Act registration statement file number to which this form
 relates:       333-85465
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


       Title of Each Class            Name of Each Exchange on Which
       to be so Registered            Each Class is to be Registered
       -------------------            ------------------------------

          Not Applicable                      Not Applicable
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                           Common Stock, no par value
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                                (Title of class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant is registering shares of Common Stock, no par value per share, pursuant to a Registration Statement on Form S-1 (File No. 333-85465) that was filed with the Securities and Exchange Commission on August 18, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.  Exhibits.
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           3.1        Amended and Restated Articles of Incorporation of the
                      Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-85465) of the Registrant, as amended).

           3.2 Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-85465) of the Registrant, as amended).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FASTNET CORPORATION

                                    By:  /s/ Sonny Hunt
                                        --------------------------------------
                                    Name:    Sonny Hunt
Dated:    January 31, 2000                   Title:   President



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